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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-A
                             REGISTRATION STATEMENT

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ---------------

                           O2WIRELESS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

           GEORGIA                                           58-2467466
          (State of                                       (I.R.S. Employer
incorporation or organization)                           Identification No.)

                          440 INTERSTATE PARKWAY NORTH
                             ATLANTA, GEORGIA 30339
                            TELEPHONE: (770) 763-5620
          (Address, including zip code, of principal executive offices)

                                 ---------------

         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), CHECK THE FOLLOWING BOX. [ ]

         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), CHECK THE FOLLOWING BOX. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-36678

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         Title of each class                   Name of each Exchange on which
         to be so registered                   each class is to be registered
         -------------------                   ------------------------------

                None                                        None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 Title of class
                                 --------------

                    Common Stock, $.0001 par value per share


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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Registrant's Common Stock, $.0001 par value per share, included under the caption "Description of Capital Stock" in the Preliminary Prospectus dated July 27, 2000 contained in the Registration Statement on Form S-1 of the Registrant (File No. 333-36678) first filed with the Securities and Exchange Commission (the "Commission") on May 10, 2000, as amended, is hereby incorporated by reference. In addition, the description of the Common Stock, $.0001 par value per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

ITEM 2.           EXHIBITS

         EXHIBIT NO.          DESCRIPTION
         -----------          -----------

         3.1*                 Amended and Restated Articles of Incorporation of
                              o2wireless Solutions, Inc., as amended, as currently in effect

         3.2*                 Form of Second Amended and Restated Articles of
                              Incorporation of o2wireless Solutions, Inc., to be effective prior to closing

         3.3*                 Bylaws of o2wireless Solutions, Inc., as currently in effect

         3.4*                 Form of Amended and Restated Bylaws of o2wireless
                              Solutions, Inc., to be effective prior to closing

         4.1*                 Specimen Common Stock Certificate

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*        Incorporated by reference to the respective exhibit to the Registration
         Statement on Form S-1 (File No. 333-36678) of o2wireless Solutions, Inc., previously filed with the Commission.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  O2WIRELESS SOLUTIONS, INC.


                                  By: /s/ Stephen F. Johnston, Sr.
                                     -------------------------------------------
                                     Stephen F. Johnston, Sr.
                                     Its: Chairman and Chief Executive Officer

Date:    August 9, 2000


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